SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COLONY CAPITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0419483
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, California	90404
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.125% Series C Cumulative Redeemable Perpetual Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-203202

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Our Series C Preferred Stock” in the Registrant’s prospectus supplement dated April 8, 2015, as filed with the U.S. Securities and Exchange Commission on April 9, 2015 under Rule 424(b)(5) and under “Description of Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Articles of Restatement of Colony Capital, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 2, 2015)

3.2	Articles Supplementary designating Colony Capital, Inc.’s 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on March 20, 2012)

3.3	Articles Supplementary designating Colony Capital, Inc.’s 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A filed on June 19, 2014)

3.4*	Articles Supplementary designating Colony Capital, Inc.’s 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

4.1	Form of stock certificate evidencing the 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed on March 20, 2012)

4.2	Form of stock certificate evidencing the 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A filed on June 19, 2014)

4.3*	Form of stock certificate evidencing the 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 13, 2015	COLONY CAPITAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Director, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Restatement of Colony Capital, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 2, 2015)

3.2	Articles Supplementary designating Colony Capital, Inc.’s 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on March 20, 2012)

3.3	Articles Supplementary designating Colony Capital, Inc.’s 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.3 to the Company’s Form 8-A filed on June 19, 2014)

3.4*	Articles Supplementary designating Colony Capital, Inc.’s 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

4.1	Form of stock certificate evidencing the 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-A filed on March 20, 2012)

4.2	Form of stock certificate evidencing the 7.50% Series B Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-A filed on June 19, 2014)

4.3*	Form of stock certificate evidencing the 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share

*	Filed herewith.